Exhibit 4.5

SECOND SUPPLEMENTAL INDENTURE

BIGBEAR.AI HOLDINGS, INC.

THE GUARANTORS PARTY HERETO

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

Dated as of May 10, 2024

6.00% Convertible Senior Notes due 2026

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of May 10, 2024, among BIGBEAR.AI HOLDINGS. INC., a Delaware corporation (the “Company”), BigBear.ai Intermediate Holdings, LLC, a Delaware limited liability company, BigBear.ai, LLC, a Delaware limited liability company, BigBear.ai Federal, LLC (f/k/a NuWave Solutions, L.L.C.), a Maryland limited liability company, ProModel LLC, a Pennsylvania limited liability company, Pangiam Purchaser, LLC, a Delaware limited liability company, Pangiam Intermediate II Holdings, LLC, a Delaware limited liability company, Pangiam Holdings, LLC, a Delaware limited liability company, Pangiam Labs, LLC, a Virginia limited liability company, Linkware, LLC, a Virginia limited liability company, Pre, LLC, a Delaware limited liability company, veriScan, LLC, a Delaware limited liability company, and 214 Technologies, Inc. d/b/a Trueface, a Delaware limited liability company (each an “Undersigned” ) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into an Indenture, dated as of December 7, 2021 (the “Indenture”), relating to the Company’s 6.00% Convertible Senior Notes due 2026 (the “Notes”);

WHEREAS, the Company agreed pursuant to the Indenture to cause any Subsidiary (with certain exceptions) that guarantees certain Indebtedness of the Company or any Guarantor following the Issue Date to provide a Guarantee;

WHEREAS, pursuant to Section 10.01(c), the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 13 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read together.

Section 6. The recitals and statements herein are deemed to be those of the Company and the Undersigned and not the Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Guarantees provided by the Guarantors party to this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

BIGBEAR.AI HOLDINGS, INC., as Issuer

By:	/s/ Julie Peffer
Name:	Julie Peffer
Title:	Chief Financial Officer

BIGBEAR.AI INTERMEDIATE HOLDINGS, LLC, as Guarantor

By:	/s/ Julie Peffer
Name:	Julie Peffer
Title:	Chief Financial Officer

BIGBEAR.AI LLC, as Guarantor

By:	/s/ Julie Peffer
Name:	Julie Peffer
Title:	Chief Financial Officer

BIGBEAR.AI FEDERAL, LLC (F/K/A NUWAVE SOLUTIONS, L.L.C.), as Guarantor

By:	/s/ Julie Peffer
Name:	Julie Peffer
Title:	Chief Financial Officer

PROMODEL LLC, as Guarantor

By:	/s/ Julie Peffer
Name:	Julie Peffer
Title:	Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

PANGIAM PURCHASER, LLC, as Guarantor

By:	/s/ Julie Peffer
Name:	Julie Peffer
Title:	Chief Financial Officer

PANGIAM INTERMEDIATE II HOLDINGS, LLC, as Guarantor

By:	/s/ Julie Peffer
Name:	Julie Peffer
Title:	Chief Financial Officer

PANGIAM HOLDINGS, LLC, as Guarantor

By:	/s/ Julie Peffer
Name:	Julie Peffer
Title:	Chief Financial Officer

PANGIAM LABS, LLC, as Guarantor

By:	/s/ Julie Peffer
Name:	Julie Peffer
Title:	Chief Financial Officer

LINKWARE, LLC, as Guarantor

By:	/s/ Julie Peffer
Name:	Julie Peffer
Title:	Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

PRE, LLC, as Guarantor

By:	/s/ Julie Peffer
Name:	Julie Peffer
Title:	Chief Financial Officer

VERISCAN, LLC, as Guarantor

By:	/s/ Julie Peffer
Name:	Julie Peffer
Title:	Chief Financial Officer

214 TECHNOLOGIES, INC. D/B/A TRUEFACE, as Guarantor

By:	/s/ Julie Peffer
Name:	Julie Peffer
Title:	Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Quinton M. DePompolo
Name:	Quinton M. DePompolo
Title:	Assistant Vice President

[Signature Page to Second Supplemental Indenture]